DEFINITIVE AGREEMENT

FOR THE EXCHANGE OF COMMON STOCK

The Letter of Intent entered into on 1st day of July, 2013 and filed with a closing date of 30th day of September, 2013 between Uniwell Electronic Corporation, and Analytica Bioenergy Inc. (Taiwan). Unforeseen matters delayed the LOI closing on September 30, 2013 (the closing date). All matters  have been covered, the Definitive Agreement was finalized by Analytica Bio-Energy Corp. (The Delaware Corporation) with its office located at 1896 Stoneybrook Court, Mississauga, Ontario, Canada L5L 3W2 formally (Uniwell Electronic Corporation) and Analytica Bio-Energy Corp. (hereinafter referred to as “The Buyers") and , Kevin Wu, representing Analytica Bioenergy, Inc. and Shareholders of  Analytica Bioenergy, Inc. Taiwan (hereinafter referred to as “The Sellers") The Buyers will receive from The Sellers One Hundred Percent (100%) interest in all Rights and Assets owned by The Sellers in said company. The Assets to be transferred to The Buyers from The Sellers shall be effective as of the Definitive Closing date stated herein.

THE PARTIES HERETO AGREE AS FOLLOWS: ARTICLE I

THE DEFINITIVE CLOSING DATE:

Transfer of Securities shall be February 28, 2014

Subject to the terms and conditions of this Agreement, “The Buyers” agrees to deliver, and "The Sellers" agrees to accept delivery of Common Shares of  Analytica Bio-Energy Corp., a Delaware Corporation, details as defined herein in Article II sections 201 and 202.

ARTICLE II Representations and Warranties

The Sellers, jointly and severally represent and warrant to "The Buyers" that the following shall be true and correct in all respects as of the closing (as defined in Article V of this Agreement).

2.01 Organization. The Buyers, represents the Shareholders of  Analytica Bio-Energy Corp., a Corporation duly organized, validly existing, and in good standing under the laws of The State Of Delaware, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in The State Of Delaware. All actions taken by The Buyers, the Incorporators, Directors and/or Shareholders of said company have been valid and in accordance with the laws of The State of Delaware.

2.02 Capital. The authorized capital stock of Analytica Bio-Energy Corp., is 50,000,000 shares of common stock, $0.001 par value. The Buyers will have delivered to The Sellers from Treasury 8,000,000

Common Shares at closing. The shares to be delivered by The Sellers will bear a 144 Legion on each certificate delivered. All transfers will be done in a lawful transaction and in accordance with The State Of Delaware Corporate Law. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating The Buyers to issue any additional shares to The Sellers.

2.03 Liabilities. The Sellers do not have any debt, liability, or obligation other as stated in the financial statements as provide,  of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the company's balance sheet at time of closing. There is no dispute of any kind between the company and any third party, and no such dispute will exist at the closing of this Agreement.

2.04 Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by The Sellers and the performance by their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the company or the Shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the company to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the company or upon the securities of the company to be delivered to "The Buyers".

2.05 Full Disclosure, None of the representations and warranties made by The Sellers, or in any certificate or memorandum furnished or to be furnished by The Sellers or on their behalf, contains or will contain any untrue statement of a material fact which would be misleading.

2.06 Compliance with Laws. Each party has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to the company. The company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.07 Litigation. The Sellers are not (and has not been) a party to any lawsuit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Shareholders, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

ARTICLE III Investment Intent

3.01 The Common Shares issued by Analytica Bio-Energy Corp. to be delivered to The Sellers pursuant to this Agreement will bear a 144 Legend and may not be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration prior to registration.

ARTICLE IV Remedies

4.01  Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by the co-operation of each party to reach an agreeable solution that fits all parties.

4.02   Indemnification. The Parties, jointly and severally agree to indemnify the other against all actual losses, damages and expenses caused by Any material breach of this Agreement or any material misrepresentation contained herein or; (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

Miscellaneous

ARTICLE V

5.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

5.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in anyone or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

5.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

5.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

5.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.07 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if sent by e-mail personally to the party to whom notice is to be given, or if mailed on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and properly addressed as follows:

The Sellers:

Kevin WU

Analytica Bioenergy Inc.

6th Floor, 143

Cheng Gong Road, Sec. 4

Nei Hu District, Taipei Taiwan

The Buyers

Luiz Brasil

Analytica Bio-Energy Corp.,

1896 Stoneybrook Court,

Mississauga, Ontario, Canada L5L 3W2

5.08 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

5.09 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall, survive the closing of this Agreement.

5.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

AGREED AND ACCEPTED as of the date first above written.

The Sellers

s/s

Kevin WU

s/s

Kevin Wu,

Analytica Bioenergy Inc. Authorized to Bind the Company

The Buyers

s/s

Luiz Brasil, President

Analytica Bio-Energy Corp.,